Exhibit 99.1

Faraday Future Announces Results of Annual Meeting of Stockholders

●	Stockholders voted to appoint seven members to the Company’s board of directors for a one-year term to serve and hold office until the 2024 annual meeting of stockholders
●	Stockholders ratified the selection of Mazars US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023

Los Angeles, CA (April 18, 2023) -- Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (“Faraday Future,” “FF,” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced that FF stockholders approved proposals to name each of Adam (Xin) He, Xuefeng Chen, Chui Tin Mok, Chad Chen, Li Han, Jie Sheng and Ke Sun to the board of directors of the Company to serve and hold office until the 2024 annual meeting of stockholders. Furthermore, FF stockholders ratified the selection of Mazars US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

Faraday Future started the production of its FF 91 Vehicle on March 30th at its FF ieFactory in Hanford, California and announced the first production vehicle coming off the line on Friday April 14th, 2023. A link to the off-the-line event can be found at: https://www.youtube.com/watch?v=HUFGgdah-g8h

FF 91 Vehicle

The FF 91 Vehicle is the only Ultimate Intelligent TechLuxury electric vehicle embodying the next-gen disruptive technology, tailored for the ultra-spire user. The FF 91 Vehicle features an industry-leading 1,050 horsepower, an EPA-certified range of 381 miles, and 0-60 mph acceleration in 2.27 seconds. It provides users a unique rear cabin intelligent Internet system, and a revolutionary user experience designed to create a mobile, connected, intelligent, and luxurious third Internet living space and user mobility ecosystem. Significant recent upgrades of systems and components to FF 91 – both in the EV area (powertrain, battery, charging, chassis, and interior) and I.A.I. area (Computing, sensing, communication, user interface) make FF 91 a leader in the ultra-luxury segment. The FF 91 Vehicle is the Company’s first production vehicle and flagship model that will be offered in both the U.S. and China markets.

Users can preorder an FF 91 Vehicle via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/ or

(Chinese): https://www.ff.com/cn/preorder/

Download the new FF Intelligent App (English): https://apps.apple.com/us/app/id1454187098 or  https://play.google.com/store/apps/details?id=com.faradayfuture.online, (Chinese): http://appdownload.ff.com

ABOUT FARADAY FUTURE

FF is the pioneer of the Ultimate Intelligent TechLuxury ultra spire market in the intelligent EV era, and a disruptor of the traditional ultra-luxury car industry. FF is not just an EV company, but also a software-driven company of intelligent internet AI product.

FOLLOW FARADAY FUTURE:

https://www.ff.com/
http://appdownload.ff.com
https://twitter.com/FaradayFuture
https://www.facebook.com/faradayfuture/
https://www.instagram.com/faradayfuture/
www.linkedin.com/company/faradayfuture

NO OFFER OR SOLICITATION

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include, among other things, statements regarding the anticipated start of delivery plan for our FF 91 Vehicle, additional funding and timing for receipt thereof (including required parts and completion of crash tests), are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include whether the Amended Shareholder Agreement between the Company and FF Top, dated as of January 13, 2023, complies with the listing requirements of The Nasdaq Stock Market LLC, the market performance of the shares of the Company’s common stock; the Company’s ability to regain compliance with, and thereafter continue to comply with, the Nasdaq listing requirements; the Company’s ability to satisfy the conditions precedent and close on the various financings previously disclosed by the Company and any future financings, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s ability to amend its certificate of incorporation to permit sufficient authorized shares to be issued in connection with the Company’s existing and contemplated financings; whether the Company and the City of Huanggang could agree on definitive documents to effectuate the non-binding Cooperation Framework Agreement; the Company’s ability to remain in compliance with its public filing requirements under the Securities Exchange Act of 1934, as amended; the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation and other litigation involving the Company; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; recent cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain directors and employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s registration statement on Form S-1 filed on March 20, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors (English): ir@faradayfuture.com
Investors (Chinese): cn-ir@faradayfuture.com
Media: john.schilling@ff.com

Source: Faraday Future Intelligent Electric Inc.

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